Exhibit 99.1

Press Release	Source: QPC Lasers, Inc.
QPC Lasers Reports Preliminary Results: Expects 2007 Revenues to Grow 158% Year-over-Year

QPC Lasers, Inc. (OTCBB: QPCI) "QPC," a world leader in the design and manufacture of high brightness, high power semiconductor lasers for the consumer, industrial, defense, and medical markets, today announced preliminary results for the fourth quarter and year-ended December 31, 2007. Preliminary 2007 revenues are expected to be $7.9 Million, representing 158% growth over 2006. Preliminary fourth quarter revenues are expected to be $2.8 Million, representing 119% growth year over year. Results are in the upper range of guidance previously provided by the company.

"Our solid preliminary 2007 revenue results represent our third sequential year of triple digit revenue growth," said Executive Vice Chairman and Chief Financial Officer of QPC, George Lintz. "We successfully launched our Generation III lasers this past fall and I am pleased to report that products based on our advanced technology have quickly gained traction in the consumer electronics and medical markets, already resulting in a number of new contracts. We remain committed to our shareholders and our customers alike; we are dedicated to the continuous innovation that keeps us on the forefront of the photonics industry and to increasing our top-line revenues while improving our gross margins," Lintz concluded.

2007 Highlights:

•	Announced $12 Million Laser TV Contract; Potential Value up to $230 Million

•	Launched Generation III Technology; Shipped Initial Units

•	Demonstrated New Green Laser for Multiple Display Applications

•	Launched the Ultra-500(TM) High Power Laser Offering up to 425 Watts

•	Won a $750,000 Contract from a U.S. Defense Customer for Fiber Laser Engines Designed for Specialized Airborne Weapons Applications

•	Announced Partnership with Northrop Grumman (NYSE: NOC)

•	Shipped Laser Engines at Eye-safe Wavelengths to U.S. Defense Contractors; Demonstrating Critical Technology Milestone for U.S. Army Contract

The Company plans to announce complete financial results and host a conference call with investors in March.

Forward Looking Statements

This release and other materials released by the Company from time to time contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the materials the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the sections of the Company's reports filed with the Securities and Exchange Commission entitled "Risk Factors") relating to the Company's industry, the Company's operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's reports filed with the Securities and Exchange Commission.

About QPC Lasers, Inc.

QPC Lasers, Inc. (www.QPClasers.com) is a world leader in the development, manufacture and distribution of high-brightness, high-power semiconductor lasers for the consumer electronics, defense, homeland security, industrial, and medical markets. Founded in the year 2000, QPC is vertically integrated from epitaxy through packaging and performs all critical fabrication processes at its state-of-the-art high-technology facility in the Los Angeles suburb of Sylmar, CA. QPC is a publicly traded U.S. company (OTCBB: QPCI) and is ISO certified.

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